UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

DICKIE WALKER MARINE, INC.

(Exact name of registrant specified in charter)

Delaware	000-49819	33-0931599
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway

Oceanside CA 92054

(Address of principal executive offices) (Zip Code)

(760) 450-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) On September 14 , 2005, Ernst & Young LLP (“Ernst & Young”), which serves as the independent registered public accounting firm for Dickie Walker Marine, Inc. (the “Company”), notified the Company and the chairman of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) that Ernst & Young has resigned as the Company’s independent registered public accounting firm.

The reports of Ernst & Young on the Company’s financial statements as of and for each of the fiscal years ended September 30, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal year ended September 30, 2004.

During the fiscal years ended September 30, 2003 and 2004, and in the subsequent interim periods, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter thereof in their reports on the financial statements of the Company for such periods. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Ernst & Young with a copy of the foregoing disclosures and requested that Ernst & Young furnish a letter to the Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements. A copy of Ernst & Young’s letter, dated September 14, 2005, is filed as Exhibit 16.01 to this Form 8-K.

(b) The Company and its Audit Committee have initiated the process of selecting a new independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
16.01	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated September 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICKIE WALKER MARINE, INC.

Date: September 15, 2005	By:	/s/ Gerald W. Montiel
Gerald W. Montiel
Chairman, Chief Executive Officer and President (Duly Authorized Officer)